PRIME BANK
                             EXECUTIVE BENEFIT PLAN
                                       FOR
                                 ERWIN T. STRAW


1. PURPOSE

     A. The purpose of this Prime Bank Executive Benefit Plan for Erwin T. Straw (the "Plan") is to provide supplemental retirement income benefits to Erwin T. Straw (the "Participant"), an executive employee of Prime Bank (the "Employer"), in addition to any other benefits or compensation provided to the Participant under any other benefit or compensation plan or agreement of the Employer. The Plan is intended to be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974. The Plan is not intended to be a qualified plan under Section 401(a) of the Code.

     B. This Plan and the benefits provided to the Participant hereunder shall replace the benefits accrued by the Participant under the Prime Savings Bank, fsb Executive Benefit Plan, and the Participant shall cease to participate thereunder. This Plan shall not be effective until the Participant has acknowledged that this Plan shall replace the Executive Benefit Plan as to him and that he shall no longer be entitled to benefits thereunder by affixing his signature hereto.

2. CONTRIBUTIONS

     Within 15 days of the date on which this Plan becomes effective, the Employer shall cause the sum of one million, four hundred thousand dollars ($1,400,000) in cash to be transferred to the Trustee of the Trust of the Executive Benefit Plan of Prime Bank for Erwin T. Straw (the "Trust") as the Employer's sole contribution to the Trust and in full satisfaction of its funding obligations under this Plan. The Employer's contribution to the Trust shall become subject to the terms of the Trust.

3. BENEFITS

     A. The Participant or the Participant's beneficiary shall be entitled to receive Monthly Payments from the Trust (the "Monthly Payments") equal to the value of the Trust's assets (as provided in Section 6 of the Trust) as of the last day of the immediately preceding calendar year (reduced by any monthly payment due on that day under this Section 3), divided by the number of calendar months remaining in the Benefit Period as of such day; provided, however, in no event shall the amount of any Monthly Payment exceed the balance of the Trust's assets. For purposes of this Plan, the value of the Trust's assets as of December 31, 1996 shall be deemed to be one million, four hundred thousand dollars ($1,400,000). Monthly

Payments shall be due the last day of each calendar month in the Benefit Period; provided, however, payments for any month ending prior to the effective date of this Plan shall be suspended until such date, and shall be paid as soon as practicable thereafter.

     B. For purposes of this Section 3, the Benefit Period shall be the 10-year period commencing on January 1, 1997 and ending on December 31, 2006.

     C. Computation of the Monthly Payments pursuant to the foregoing provisions of this Section 3 may be illustrated by the following examples (assuming the balance of the Trust's assets is sufficient as of the due date of each Monthly Payment).

     Example 1

     The Monthly Payment for each month of 1997, the first year of the Benefit Period, shall be eleven thousand, six hundred and sixty-six dollars and sixty-seven cents ($11,666.67), computed as follows:

             $1,400,000.00    X   number of months remaining in Benefit Period
                                  as of 12/31/96

       =     $1,400,000.00    X   120

       =     $   11,666.67
             =============

     Example 2

     Assume that the balance of the Trust's assets as of December 31, 2000 (after the Monthly Payment for December 2000) has decreased to one million, three hundred thousand dollars ($1,300,000). The Monthly Payment for each of the months during the year 2001 shall be eighteen thousand and fifty-five dollars and fifty-six cents ($18,055.56), computed as follows:

             $1,300,000.00    X   number of months remaining in Benefit Period
                                  as of 12/31/00

        =    $1,300,000.00    X   72

        =    $   18,055.56
             =============

     D. If the Monthly Payment computed under this Section without reference to this sentence shall be less than $1,000, the entire balance of the Trust's assets shall be paid to the

Participant or the Participant's beneficiary as the first monthly payment due for that calendar year and the last payment due hereunder.

     E. The Monthly Payments pursuant to this Plan shall be reduced by any amounts required to be withheld for taxes in accordance with the laws of any jurisdiction.

     F. In the event of the Participant's death prior to the expiration of the Benefit Period, the Monthly Payments shall be paid to the Participant's beneficiary as designated in writing by the Participant in the form prescribed by the Employer and delivered to the Employer. The Participant may, from time to time, revoke or change his beneficiary designation by filing a new designation with the Employer. The last such designation received by the Employer shall be controlling; provided, however, that no designation, change or revocation thereof shall be effective unless received by the Employer prior to the Participant's death. If the Participant fails to designate a beneficiary in such manner, the Monthly Payments shall be made to the Participant's estate.

     G. The obligation of the Employer under the Plan shall be limited to the value of the Trust's assets determined under the Trust. The Participant shall have no security interest in the Trust. The rights of the Participant in the Trust's assets shall be limited to those of a general creditor of the Employer and the Employer's undertaking pursuant to the Plan shall be deemed to be an unfunded and unsecured promise to make the Monthly Payments.

     H. Notwithstanding any other provision of the Plan, the Employer may direct the trustee of the Trust to make one or more distributions from the Trust to the Participant or the Participant's beneficiary on account of hardship. For purposes of this subsection, the term "hardship" shall mean an extraordinary and unforeseeable need of the Participant or the Participant's beneficiary for funds arising from an event or events beyond the control of the Participant or the Participant's beneficiary which need is substantial and cannot be feasibly met from other sources of the Participant or the Participant's beneficiary. The term hardship shall include a severe financial hardship resulting from sudden and unexpected illness, accident, loss of property or imminent loss of property.

     I. Within thirty (30) days following a Change in Control, as defined in subsection J, below, in lieu of any benefits to which the Participant would otherwise be entitled under this Section 3, the Participant shall be entitled to a lump sum cash payment, payable within thirty (30) days following a Change in Control, equal to the balance of the Trust's assets.

     J. "Change in Control" shall mean, with respect to the Employer or Prime Bancorp, Inc., as the case may be (hereinafter, the "Company"):

        (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities

Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (A) any "person" (as hereinafter defined) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the execution of this Plan), individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 20% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, except that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20% of the combined voting power of the Company's then outstanding securities shall not constitute a change in control of the Company; or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        (ii) For purposes of this subsection, "person" shall have the meaning as used in Sections 13(d) and 14(d) of the Exchange Act.

4. ASSIGNMENT

     No amount payable to or in respect of the Participant or the Participant's beneficiary shall be subject in any manner to assignment, anticipation, bankruptcy, pledge, attachment, charge or encumbrance of any kind. Any attempt to assign, anticipate, pledge, attach, charge or encumber or seize any benefits of the Participant under the Plan shall be null and void.

5. ADMINISTRATION

     A. The Plan shall be administered by the Employer. The Employer shall have full and final discretionary authority to interpret the Plan and to establish such rules and regulations under the Plan as it deems appropriate to the efficient and fair administration of the Plan as long as such actions are in good faith.

     B. The Participant or, in the event of his death, his beneficiary, may file a written claim for Plan benefits with the Employer. In the event of a denial of any benefit or payment due to or requested by the Participant or his beneficiary (the "claimant"), the Employer will give the claimant written notification containing specific reasons for the denial. The written notification will contain specific reference to the pertinent Plan or Trust provisions on which the denial of the benefit is based. In addition, it will contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification will provide further appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review. This written notification will be given to a claimant within 90 days after receipt of the claim by the Employer unless special circumstances require an extension of time for processing the claim.

     C. In the event of a denial of a claim for benefits, the claimant or a duly authorized representative will be permitted to review pertinent documents and to submit issues and comments in writing to the Employer. In addition, the claimant or a duly authorized representative may make a written request for a full and fair review of the claim and its denial by the Employer; provided, however, that such written request is received by the Employer (or its delegate) within 60 days after receipt by the claimant of written notification of the denial. The 60-day requirement may be waived by the Employer in appropriate cases.

     D. A decision on review of a claim for benefits will be rendered by the Employer within 60 days after the receipt of the request. Under special circumstances, an extension (up to an additional 60 days) can be granted for processing the decision. This extension must be provided in writing to the claimant prior to the expiration of the initial 60-day period. In no event will the decision be rendered more than 120 days after the initial request for review. Any decision by the Employer will be furnished to the claimant in writing and will set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

6. AMENDMENT AND TERMINATION

     A. The Employer shall have the right to amend the Plan from time to time without the consent of the Participant except that no such amendment shall diminish in any way the benefits of the Participant under the Plan.

     B. The Employer may terminate the Plan at any time. Upon termination of the Plan, the balance of the Account shall be paid to the Participant (or his beneficiary, as the case may be) in a single lump sum, based on the value of the Account immediately preceding the date of payment.

7. GOVERNING LAW

     The Plan shall be governed by and construed, enforced and administered in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent such laws are preempted by laws of the United States.


     IN WITNESS WHEREOF, the Employer has caused this Plan to be executed by its duly authorized officers as of the date set forth below.


ATTEST:                                     PRIME BANK


/s/ Carol M. Schlacter                      By: /s/ James J. Lynch
-----------------------------                   -------------------------------
    Asst. Secretary                             Signature


                                            Date: March 10, 1997
                                                  --------------

Acknowledged:

ERWIN T. STRAW


/s/ Erwin T. Straw
-----------------------------
    Signature


Date: March 11, 1998
      --------------

                        PRIME BANK EXECUTIVE BENEFIT PLAN
                               FOR ERWIN T. STRAW
                                 TRUST AGREEMENT


     THIS AGREEMENT made this 11th day of March, 1997, by and between Prime Bank ("Bank") and Investors Trust Company ("Trustee").


     WHEREAS, Bank has adopted the Prime Bank Executive Benefit Plan for Erwin
T. Straw ("Plan"); and

     WHEREAS, Bank wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Bank's creditors in the event of Bank's Insolvency, as herein defined, until paid to the Plan's participant and his beneficiaries in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of Bank to contribute funds to the Trust to provide a source of funds to meet its liabilities under the Plan.

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


     Section 1. Establishment Of Trust

     (a) Bank hereby deposits with Trustee in trust one dollar ($1.00), which shall become the initial principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Bank shall make such additional deposits in trust with Trustee as are required by the terms of the Plan.

     (b) The Trust hereby established shall be irrevocable.

     (c) The Trust is intended to be a grantor trust, of which Bank is the grantor, within the meaning of sub-part E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Bank and shall be used exclusively for the uses and purposes of the Plan's participant and the Bank's general creditors as herein set forth. The Plan's participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan's participant and his beneficiaries against Bank. Any assets held by the Trust will be subject to the claims of Bank's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (e) The terms of the Plan are incorporated herein and made a part of this Agreement.

     Section 2. Payments to Plan's Participant and His Beneficiaries.

     (a) Bank shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Plan participant (and his beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts, to the extent that one or more of such matters is not controlled by the terms of the Plan. Except as otherwise provided herein, Trustee shall make payments to the Plan's participant and his beneficiaries in accordance with such Payment Schedule or the terms of the Plan, as the case may be. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Bank.

     (b) The entitlement of the Plan participant or his beneficiaries to benefits under the Plan shall be determined by Bank or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Bank Is Insolvent.

     (a) Trustee shall cease payment of benefits to the Plan's participant and his beneficiaries if the Bank is Insolvent. Bank shall be considered "Insolvent" for purposes of the

Trust Agreement if (i) Bank is unable to pay its debts as they become due, (ii) Bank is subject to a pending conservatorship or receivership proceedings, or a bank regulatory agency takes possession of the Bank or its assets, under 12 U.S.C. Section 1821 or 71 P.S. Sections 733-504 or 733-601 or other provisions of applicable law, or (iii) Bank is deemed to be insolvent by any federal or state regulatory agency having administrative jurisdiction with respect to Bank.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Bank under federal and state law as set forth below.

        (1) The Board of Directors and the Chief Executive Officer of Bank shall have the duty to inform Trustee in writing of Bank's Insolvency. If a person claiming to be a creditor of Bank alleges in writing to Trustee that Bank has become Insolvent, Trustee shall determine whether Bank is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

        (2) Unless Trustee has actual knowledge of Bank's Insolvency, or has received notice from Bank or a person claiming to be a creditor alleging that Bank is Insolvent, Trustee shall have no duty to inquire whether Bank is Insolvent. Trustee may in all events rely on such evidence concerning Bank's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Bank's solvency.

        (3) If at any time Trustee has determined that Bank is Insolvent, Trustee shall discontinue payments to the Plan's participants or his beneficiaries and shall hold the assets of the Trust for the benefit of Bank's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of the Plan's participant or his beneficiaries to pursue their rights as general creditors of Bank with respect to benefits due under the Plan or otherwise.

        (4) Trustee shall resume the payment of benefits to the Plan's participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Bank is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Plan's participant or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Plan's participant or his beneficiaries by Bank in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4. Investment Authority.

     (a) Trustee shall invest the assets of the Trust in its discretion, in accordance with the Investment Policy Considerations set forth in Schedule A attached hereto, provided, however, that the Trustee need not follow the Investment Policy Considerations if it believes there is a compelling reason to do otherwise.

     (b) Trustee may invest in securities (including stock or rights to acquire stock) issued by Bank.

     (c) All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Plan's participant.

     Section 5. Disposition of Income.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 6. Accounting by Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Bank and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investment, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 7. Responsibility of Trustee.

     (a) (i) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Bank which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Bank.

         (ii) Any dispute between Bank and the participant or the Trustee as to the interpretation or application of the provisions of this Agreement, and, after any Change in Control, any questions concerning amounts payable hereunder, shall be determined in the Commonwealth of Pennsylvania, County of Philadelphia, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. The parties to such arbitration, other than the Trustee, shall bear their respective fees and expenses of such arbitration. Fees and expenses incurred by the Trustee in connection with any such arbitration shall be provided in accordance with Section 7(b), below.

     (b) If Trustee undertake or defends any litigation arising in connection with this Trust, Bank agrees to indemnify Trustee against Trustee's reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments, subject to the annual limit set forth in Section 8, below; any such reasonable costs, expenses and liabilities in excess of such limit shall be charged to the assets of the Trust. If Bank does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Bank generally) with respect to any of its duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 8. Compensation and Expenses of Trustee.

     The Trustee shall be entitled to reasonable compensation for its services as from time to time agreed upon between the Trustee and the Bank. If the Trustee and the Bank fail to agree upon the Trustee's compensation, the Trustee shall be entitled to compensation at a rate equal to the rate charged by the Trustee for similar services rendered by it during the current fiscal year for other trusts similar to this Trust. Bank shall pay the Trustee's compensation, but not more than thirty-five one-hundredths of one percent (.35%) of the market value of the Trust's assets, determined on an annual basis; the balance of the Trustee's compensation shall be a charge to the Trust's assets. The Trustee shall not be entitled to a termination commission in addition to the aforesaid fees.

     Section 9. Resignation and Removal of Trustee.

     Trustee may resign and be discharged from its duties hereunder at any time by giving notice in writing to Bank specifying a date (not less than 30 days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, Bank and the Plan participant shall appoint a successor trustee, such Trustee to become a successor hereunder upon the resignation date specified in such notice. If Bank and Plan participant are unable to so agree upon a successor trustee within 30 days after such notice, the Trustee shall be entitled, at the expense of the Bank, to petition a United States District Court, or any state court having jurisdiction, to appoint its successor. The Trustee shall continue to serve until its successor accepts the trust and receives delivery of the Trust assets being held hereunder. Bank and the Plan participant may at any time substitute a new trustee by giving 15 days notice thereof to the Trustee then acting. The Trustee and any successor thereto appointed hereunder shall be a commercial bank which is not an affiliate of the Bank, but which is a national banking association or established under the laws of one of the states of the United States, and which has equity in excess of one hundred million dollars ($100,000,000).

     Section 10. Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable. Upon receipt by the Trustee of notice of termination of the Trust, the Trustee shall pay, according to the payment schedule then in effect, the amount specified or determined from the formulae or instructions, subject to Section 3 of the Plan, in a lump sum cash payment as soon as practicable thereafter to the Plan participant, and without the necessity of presentation of an affidavit and receipt (or death certificate).

     (b) The Trust shall not terminate until the date on which the Plan's participant and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. No part of the corpus or income of the Trust shall be recoverable by the Bank or used for any purpose other than for the exclusive purpose of providing payment to the Plan participant in accordance with the provisions of this Trust Agreement until all such payments required by this Trust Agreement have been made, except to the extent otherwise required pursuant to Section 3, above.

     Section 11. Miscellaneous.

     (a) Any provision of this trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to the Plan's participant and his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     Section 12. Effective Date.

     The effective date of this Trust Agreement shall be March 11, 1997.


                                            PRIME BANK



                                            By: /s/ James J. Lynch
                                                -------------------------------
                                                Signature

                                            Title: President & CEO
                                                   ----------------------------



                                            INVESTORS TRUST COMPANY



                                            By: /s/ R.T. Karl, Jr.
                                                -------------------------------
                                                Signature

                                            Title: Vice President
                                                   ----------------------------

                                   Schedule A

                        Investment Policy Considerations

A. In accordance with generally recognized and accepted fiduciary standards, including observation of the Uniform Prudent Investors Act regarding the management of trust assets, the Trustee intends to accomplish the following: (i) establish a clearly defined investment policy in the management of assets, (ii) propose prudent standards to select appropriate investment vehicles to implement investment policy, (iii) establish and implement ongoing measurement standards to benchmark investment performance, investment fees, and (iv) establish a communication program to allow informed investment decisions.

B. In determining an overall asset allocation contemplating Modern Portfolio Theory (MPT) to minimize investment risk, investment vehicles can include domestic and international equity mutual funds, fixed income funds, guaranteed investment contracts, U.S. government and corporate bonds, direct equity and bond investments, and other cost-efficient vehicles.

C. A model trust asset allocation could be implemented to attain a total average annual rate of return 8%, based upon the following allocations, approximately (i) 59% taxable bonds, (ii) 7% cash equivalents, (iii) 25% large cap stocks, (iv) 9% international stocks.

D. "Total rate of return" shall be defined as the time weighted rate of return of measured over a specific time period, inclusive of dividend and/or interest income and both realized and unrealized capital gains and losses.

E. The Trustee shall arrange to prepare at least semi-annually, investment performance reports. Such reports shall display (i) total rate of return for each asset class, (ii) comparison of each asset class total return to appropriate benchmark and indices, (iii) volatility and performance on a year-to-date and trailing one, three, five and seven year period.